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                                 EXHIBIT 10.06

                             RALCORP HOLDINGS, INC.
                 CHANGE IN CONTROL SEVERANCE COMPENSATION PLAN


1.    PURPOSE OF PLAN

      The purpose of the Plan is to protect and retain qualified employees in the event of a hostile takeover of Ralcorp Holdings, Inc. and to reward them for loyal service by providing for severance compensation in the event of their involuntary termination of employment after a Change in Control.

2.    DEFINITIONS

      (a) "Acquiring Person" means any person who is or becomes, or together with any Affiliates or Associates is or becomes, the beneficial owner, directly or indirectly, of 20% or more of the issued and outstanding Stock.

      (b) "Affiliate" means, with respect to a specified person, a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

      (c) "Associate" means, with respect to a specified person, (i) any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any person who is a director or officer of the specified person or any of its parents or subsidiaries, or who is a relative or spouse of such specified person, or any relative of such spouse, who has the same home as such person.

      (d) "Base Amount" means an Employee's "Base Amount" as defined and determined pursuant to Section 280G of the Code and regulations applicable thereunder at the time of such Employee's Qualifying Termination.

      (e) "Base Compensation" means (i) the greater of an Employee's monthly gross salary (including amounts deferred pursuant to any Ralcorp, Subsidiary or Subsequent Employer plan or program) for the last full month preceding the Employee's Qualifying Termination or the last full month preceding a Change in Control, plus (ii) one-twelfth of the greater of such Employee's last annual bonus from Ralcorp, a Subsidiary or a Subsequent Employer, whether paid or deferred, prior to the Employee's Qualifying Termination or prior to a Change in Control.


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      (f)  "Change in Control" means (i) the acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding shares of Stock, other than acquisitions by Ralcorp or any of its Subsidiaries or any employee benefit plan of Ralcorp or any of its Subsidiaries; or any entity holding Stock for or pursuant to the terms of any such plan; or (ii) individuals who shall qualify as Continuing Directors shall have ceased for any reason to constitute at least a majority of the Board of Directors of Ralcorp.

      (g)  "Chief Executive Officer" means either Chief Executive
           Officer of Ralcorp.

      (h)  "Code" means the Internal Revenue Code of 1986, as amended.

      (i) "Committee" means the Nominating and Compensation Committee of the Board of Directors of Ralcorp, or any successor board committee performing similar functions.

      (j) "Continuing Director" means any member of the Board of Directors of Ralcorp, while such person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate thereof, or a member of a "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, which has acquired beneficial ownership of at least 50% of the issued and outstanding Stock, or an Affiliate or Associate thereof or of any member of said "group," and who was a member of the Board prior to the time when such Acquiring Person became an Acquiring Person or such "group" acquired such beneficial ownership, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person or a member of such a "group," or an Affiliate, Associate, nominee or representative thereof and who is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

      (k) "Disability" means any disability of an Employee recognized as such for purposes of the Ralcorp Holdings, Inc. Long-Term Disability Plan or any successor plan or plan of a Subsidiary pursuant to which benefits are paid to an Employee upon the occurrence of an event of permanent and total disability.

      (l) "Discount Rate" means the discount rate utilized pursuant to the Retirement Plan to determine the present value of lump sum cash distributions permitted by Section 417 of the Code, as such rate may be determined or adjusted from time to time.

      (m) "Employee" means those regular employees of Ralcorp or any of its Subsidiaries (other than temporary employees) employed as of the date of a Change in Control in a sales, administrative, professional or clerical capacity.


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      (n)  "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

      (o) "Pension Bridging Date" means, with respect to any Employee, the later to occur of the Employee's Qualifying Termination or attainment of age 50.

      (p) "Pension Bridging Payments" means the payments described in paragraph 6 of the Plan.

      (q) "Plan" means the Ralcorp Holdings, Inc. Change in Control Severance Compensation Plan.

      (r) "Qualifying Service" means an Employee's employment by, or service for, Ralcorp, any of its Subsidiaries, and any Subsequent Employer, and employment by, or service for, (i) Ralston Purina Company or any of its subsidiaries, prior to April 1, 1994, and (ii) the former Ralcorp Holdings, Inc. prior to January 31, 1997.

      (s) "Qualifying Termination" means an Employee's involuntary termination of employment with Ralcorp, any of its Subsidiaries or a Subsequent Employer within two years after a Change in Control, other than (i) an involuntary termination by reason of the Employee's death; (ii) an involuntary termination which qualifies as a Termination for Cause; or (iii) a termination of employment with Ralcorp or any Subsidiary as a result of the sale or other divestiture by Ralcorp or a Subsidiary of a Subsidiary, division or other operating unit if such Employee remains or becomes employed by a Subsequent Employer. "Qualifying Termination" shall not include any change in the Employee's employment status by reason of the Employee's Disability.

      (t)  "Ralcorp" means Ralcorp Holdings, Inc.

      (u)  "Retirement Plan" means the Ralcorp Retirement Plan for
           Sales, Administrative, Clerical, and Production Employees, or any successor qualified plan.

      (v) "Stock" means the $.01 par value common stock of Ralcorp or such other security outstanding upon the reclassification of Ralcorp's common stock, including, without limitation, any stock split-up, stock dividend, or other distributions of stock in respect of stock, or any reverse stock split-up, or recapitalization of Ralcorp or any merger or consolidation of Ralcorp with an Affiliate.

      (w) "Subsequent Employer" means any Subsidiary, division or other operating unit of Ralcorp or any of its Subsidiaries which is divested by Ralcorp or a Subsidiary after a Change in Control, and/or the acquiror of such Subsidiary, division or operating unit, or any Affiliate of such acquiror.


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      (x)  "Subsidiary" means any directly or indirectly owned
           subsidiary or Affiliate of Ralcorp.

      (y) "Supplemental Retirement Plan" means the Ralcorp Supplemental Retirement Plan.

      (z) "Termination for Cause" means an Employee's termination of employment with Ralcorp, any of its Subsidiaries or a Subsequent Employer because of (i) the continued failure by the Employee to devote reasonable time and effort to the performance of that Employee's duties (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after written demand therefor has been delivered to the Employee by such employer which specifically identifies how the Employee has not devoted reasonable time and effort to the performance of that Employee's duties; or (ii) the willful engaging by the Employee in gross misconduct; provided, however, that a Termination for Cause shall not include a termination attributable to: (i) poor work performance, bad judgment or negligence on the part of the Employee; or (ii) an act or omission believed by the Employee in good faith to have been in or not opposed to the best interests of the Employee's employer and reasonably believed by the Employee to be lawful; or
           (iii) the good faith conduct of an Employee in connection with a Change in Control (including the Employee's opposition to or support of such Change in Control).

3.    GENERAL ELIGIBILITY REQUIREMENTS

      The following Employees are eligible for benefits under the Plan upon their Qualifying Termination:

      (i) Any Employee employed by Ralcorp or a Subsidiary at an office in the St. Louis, Missouri, metropolitan area who is paid at the rate of $30,000 per year (gross salary) and who has at least one year of Qualifying Service (said gross salary amount being subject to adjustment at any time prior to a Change in Control in the discretion of the Chief Executive Officer); and,

      (ii) Any other Employee of Ralcorp or a Subsidiary, designated as eligible to participate generally or specifically by the Chief Executive Officer.

      Notwithstanding the above, the following groups of Employees shall not be deemed eligible to receive such severance compensation and continuation of benefits:

      (i) Any Employee who has entered into a "Management Continuity Agreement" with Ralcorp or any of its Subsidiaries;

      (ii) Any Employee whose terms and conditions of employment are determined by a collective bargaining agreement; and,




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      (iii) Any Employee whose term of continued employment with Ralcorp or any of its Subsidiaries has been defined in a written agreement between any of such Employees and Ralcorp or such Subsidiary.

      In the event that an otherwise eligible Employee has entered into an individual written employment contract or any other written agreement regarding the Employee's continued employment with Ralcorp, any of its Subsidiaries or Subsequent Employer, which agreement provides for severance compensation and/or continuation of benefits upon a termination of employment, such Employee shall not be entitled to receive the severance compensation described in paragraph 4 hereof or the continuation of benefits described in paragraph 5 hereof unless the Employee specifically waives, in writing, the benefits which would otherwise be paid to the Employee pursuant to said individual employment contract or other agreement.

4.    SEVERANCE COMPENSATION

      Upon the Qualifying Termination of an eligible Employee, such Employee shall be entitled to the following severance compensation:

      (i)  if such Employee has fewer than five years of Qualifying
           Service, the Employee shall receive, by lump sum payment, the present value as of the date of termination of the right to receive the Employee's Base Compensation each month for the twelve months following the Employee's Qualifying Termination, discounted at the Discount Rate, or

      (ii) if such Employee has five or more years of Qualifying
           Service, the Employee shall receive, by lump sum payment, the present value as of the date of termination of the right to receive twice the Employee's Base Compensation each month for the twelve months following the Employee's Qualifying Termination, discounted at the Discount Rate.

      The severance compensation described herein shall be paid to such Employee by Ralcorp or its successors or assigns promptly after the Employee's Qualifying Termination.

5.    CONTINUATION OF BENEFITS

      Upon the Qualifying Termination of an eligible Employee, such Employee shall be entitled to participate (i) for a period of one year from the date of such Qualifying Termination if the Employee has less than five years of Qualifying Service, (ii) for a period of two years from the date of such Qualifying Termination if the Employee has five or more years of Qualifying Service, or (iii) if the Employee is also eligible to receive Pension Bridging Payments, for the period commencing on the Pension Bridging Date and continuing until such Employee's attainment of age 55, in each Ralcorp or Subsidiary life, health, accident (other than the Ralcorp Holdings, Inc. Travel Accident




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      Plan) and disability plan or program in which such Employee participated immediately prior to a Change in Control, upon the same terms available as of such Change in Control, provided, however, that if the terms of any such plan or program do not permit such participation by such Employee, then Ralcorp will arrange to provide such Employee benefits substantially similar to and no less favorable than, and at no greater cost than, the benefits the Employee would have been entitled to receive under such plan or program if the coverage thereunder immediately prior to such Change in Control had remained in effect.

6.    PENSION BRIDGING PAYMENTS

      In addition to the severance compensation and continuation of benefits provided for in paragraphs 4 and 5 above, any Employee meeting the eligibility requirements described in paragraph 3 above who has attained, or will attain the age of 50 (i) within one year of the Employee's Qualifying Termination, if the Employee has fewer than five years of Qualifying Service, or (ii) within two years of the Employee's Qualifying Termination, if the Employee has five or more years of Qualifying Service, shall be entitled to receive, beginning on the Employee's Pension Bridging Date and continuing until the Employee's attainment of age 55, monthly payments equal to those the Employee would be entitled to receive pursuant to the Retirement Plan and the Supplemental Retirement Plan, upon retirement from Ralcorp or any Subsidiary at age 55 with years of service equal to such Employee's Credited Service (as defined in the Retirement Plan) as of the Employee's Qualifying Termination and with Average Annual Earnings (as defined in the Retirement Plan) as of the Employee's Qualifying Termination (such payments are hereinafter referred to as "Pension Bridging Payments"). Notwithstanding the above, an otherwise eligible Employee shall not be entitled to receive monthly Pension Bridging Payments if such Employee receives monthly benefits prior to the attainment of age 55 pursuant to the Retirement Plan and/or the Supplemental Retirement Plan. The calculation of an Employee's Pension Bridging Payments shall be made in accordance with such rules and regulations which may be established from time to time prior to a Change in Control by either Chief Executive Officer or their designees.

7.    LIMITATION ON PLAN BENEFITS

      With respect to any eligible Employee subject to the provisions of
      Section 280G of the Code in no event shall the aggregate present value, on the date of such eligible Employee's Qualifying Termination, of the severance compensation provided for under paragraph 4 of the Plan, the value of the continuation of benefits provided for in paragraph 5 and the value of the Pension Bridging Payments provided for in paragraph 6 (collectively the "Severance Benefits") equal or exceed three times such Employee's Base Amount. The present value of such Severance Benefits shall be determined in accordance with Section 280G of the Code. In the event that the limitation set forth above is exceeded, then the Severance Benefits shall be reduced to the extent necessary to cause such Severance Benefits to comply with the limitation; provided, however, that the




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      total Severance Benefits shall not be reduced below the maximum permissible under Section 280G of the Code.

8.    ENTITLEMENT TO BENEFITS

      Notwithstanding any other provision of this Plan, no Employee shall be entitled to receive benefits pursuant to paragraphs 4, 5 and 6 of the Plan upon termination of employment after a Change in Control if, prior to said Change in Control, a majority of the Continuing Directors approve a resolution providing that no such benefits shall be paid to Employees terminated after the occurrence of said Change in Control; provided, however, that a majority of such Continuing Directors may at any time, prior to or after such Change in Control, rescind such resolution and upon such rescission, Employees shall be entitled to receive benefits as provided pursuant to the Plan.

9.    GENERAL PROVISIONS

      (a) Amendment. Ralcorp reserves the right at any time to terminate or amend this Plan in any respect and without the consent of any Employee. The power to terminate or amend the Plan at any time is reserved to the Board of Directors of Ralcorp except that the Committee may make amendments which do not materially affect the nature and scope of the Plan. Notwithstanding anything to the contrary contained herein, the Plan may not be terminated or amended in any respect after a Change in Control.

      (b) Ralcorp's Obligations Unfunded. All benefits due an Employee or the Employee's beneficiary under this Plan are unfunded and unsecured and are payable out of the general funds of Ralcorp. Ralcorp, in its sole and absolute discretion, may establish a "grantor trust" for the payment of benefits and obligations hereunder, the assets of which shall be at all times subject to the claims of creditors of Ralcorp as provided for in such trust, provided that such trust does not alter the characterization of the Plan as an "unfunded plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended. Such trust shall make distributions in accordance with the terms of the Plan.

      (c) Transferability of Benefits. The right to receive payment of any benefits pursuant to this Plan shall not be transferred, assigned or pledged except by beneficiary designation or by will or pursuant to the laws of descent and distribution.

      (d) Taxes. Ralcorp may withhold from any payment due hereunder any taxes required to be withheld under applicable federal, state or local tax laws or regulations.

      (e) Gender. The use of masculine pronouns herein shall be deemed to include both males and females.




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      (f)  Construction, Governing Laws.  Except insofar as federal legislation or applicable regulation shall govern, the validity and construction of the Plan and each of its provisions shall be subject to and governed by the laws of the State of Missouri.

      (g) Separability. If any provision of this Plan is found, held or deemed to be void, unlawful or unenforceable under any applicable statute or other controlling law, the remainder of this Plan shall continue in full force and effect.

      (h) Written Contracts. Ralcorp or any of its Subsidiaries may, from time to time, enter into written contracts with employees guaranteeing the benefits provided hereunder to eligible Employees upon their Qualifying Termination; the failure to enter into such written contracts with any eligible Employees shall not affect the enforceability of the Plan nor the entitlement of such Employees, upon a Qualifying Termination, to benefits pursuant to the Plan.




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               CHANGE IN CONTROL SEVERANCE COMPENSATION AGREEMENT


     Ralcorp Holdings, Inc. ("Company") and _________________________________
("Participant") hereby agree and acknowledge that in consideration of Participant's service to the Company and Participant's remaining in the employ of the Company or one of its subsidiaries or affiliates, the Company will, upon the Participant's Qualifying Termination, as defined in the Ralcorp Holdings, Inc. Change in Control Severance Compensation Plan (the "Plan"), a copy of which has been provided to Participant and which is incorporated by reference herein, pay to Participant the severance compensation and pension bridging payments, and extend to Participant the continuation of benefits, provided for in the Plan, upon such terms and conditions as are set forth in the Plan, as it may be amended from time to time; provided, however, that the entitlement of Participant to payments and continuation of benefits pursuant to this Agreement is subject in all respects to the provisions of the Plan, including, but not limited to, the eligibility requirements set forth in the Plan.

     Nothing in this Agreement shall be deemed to amend the Plan or to provide payments or benefits in excess of those provided pursuant to the Plan. In case of any conflict between the provisions of this Agreement and those contained in the Plan, the terms of the Plan, as it may be amended from time to time, shall control. The Company reserves the right to amend or terminate the Plan at any time prior to a Change in Control, as defined therein, and upon such action, this Agreement shall be accordingly modified or revoked. After a Change in Control, no action may be taken to deprive Participant of payments and benefits hereunder and under the Plan.

     This Agreement is not an employment contract, nor a guarantee of employment for any period of time, and shall not affect the Participant's terms and conditions of employment, except upon the Participant's Qualifying Termination as defined in the Plan.

     This Agreement shall be effective as of January 31, 1997.

                                    RALCORP HOLDINGS, INC.




______________________________      By:____________________________________
Participant                            [Name]______________________________
                                       [Title]_______________________________